UHY Malaysia PLT
202406000040 (LLP0041391-LCA)
Chartered Accountants
Suite 11.05, Level 11
The Gardens South Tower
Mid Valley City
Lingkaran Syed Putra
59200 Kuala Lumpur

Phone +60 3 2279 3088
Fax +60 3 2279 3099
Email uhykl@uhy.com.my
Web www.uhy.com.my

1 July 2026

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549
United States of America

Re: Empro Group Inc. — SEC File No. 001-42733

Dear Sir/Madam,

We have read the statements made by Empro Group Inc. under the heading "Changes in Company's Certifying Accountant" in its Report of Foreign Private Issuer on Form 6-K dated 1 July 2026, insofar as such statements relate to our firm, UHY Malaysia PLT. We agree with those statements.

We have no basis to agree or disagree with any other statements made by Empro Group Inc. in such Form 6-K.

This letter is furnished solely for the inclusion as an exhibit to the above-referenced Form 6-K and should not be used or relied upon for any other purpose.

Yours faithfully,

UHY Malaysia PLT
Kuala Lumpur, Malaysia